   As filed with the Securities and Exchange Commission on December 14, 1998
                                                          Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------


                         AMERICAN EAGLE OUTFITTERS, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                   5600                             25-1724320
  (State or other jurisdiction             (Primary Standard Industrial              (I.R.S. Employer
of incorporation or organization)           Classification Code Number)              Identification No.)

                                           ---------------------------

                              150 Thorn Hill Drive
                       Warrendale, Pennsylvania 15086-7528
                                  (724)776-4857
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           ---------------------------


                                  George Kolber
                   Vice Chairman and Chief Operating Officer
                         American Eagle Outfitters, Inc.
                              150 Thorn Hill Drive
                       Warrendale, Pennsylvania 15086-7528
                                 (724) 776-4857
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------


                          Copies of Correspondence to:
                             Neil Bulman, Jr., Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                            Columbus, Ohio 43215-6194
                                 (614) 227-2219

                           ---------------------------

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the Effective Date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum      Proposed Maximum        Amount of
        Title of Each Class of       Amount to be       Offering Price      Aggregate Offering      Registration
     Securities to be Registered      Registered          Per Share*              Price*                Fee*
-------------------------------------------------------------------------------------------------------------------


Common Stock, $0.01 par value.......    500,000            $54.46875            $27,234,375           $7,571

-------------------------------------------------------------------------------------------------------------------

*    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Common Stock as reported on the Nasdaq National Market on December 11,
     1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION - DECEMBER 14, 1998

PROSPECTUS


                         AMERICAN EAGLE OUTFITTERS, INC.
                              150 THORN HILL DRIVE
                       WARRENDALE, PENNSYLVANIA 15086-7528
                                 (724) 776-4857

                                 500,000 SHARES
                                  COMMON STOCK


                      ------------------------------------



         All of the 500,000 shares of our Common Stock covered by this Prospectus (the "Shares") may be offered for sale from time to time by and for the account of certain of our shareholders (the "Selling Shareholders") as more fully described in this Prospectus. We will not receive any proceeds from the sale of Shares by the Selling Shareholders. See "Use of Proceeds," "Selling Shareholders," and "Plan of Distribution."

         This Prospectus relates to 500,000 shares of Common Stock that we originally issued to Sam Forman, former President of American Eagle, prior to our initial public offering. The Selling Shareholders acquired the Shares as members of a limited liability company that purchased the Shares in 1995 from Mr. Forman in a private transaction. In December, 1998, the Shares were distributed to the Selling Shareholders in a partial redemption of their interest in the limited liability company. See "Selling Shareholders."

         The Selling Shareholders, directly or indirectly through agents, broker-dealers, or underwriters to be designated, may sell the Shares, from time to time on terms to be determined at the time of sale. To the extent required, we will provide the following information in an accompanying supplement to this Prospectus ("Prospectus Supplement"):

-        the specific Shares to be sold;

-        the public offering price; and

- the names of any such agent, broker-dealer, or underwriter and any applicable commission or discount.

The Selling Shareholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made in the manner set forth above.


                          -----------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN EAGLE, THE SELLING SHAREHOLDERS OR ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                      ------------------------------------


The Common Stock is listed on the Nasdaq National Market under the symbol "AEOS." On December 9, 1998, the closing price per share of the Common Stock on the Nasdaq National Market was $57.75.


                The date of this prospectus is December __, 1998

                                TABLE OF CONTENTS


  Available Information ...........................................   2
  Information Incorporated By Reference ...........................   2
  The Company .....................................................   3
  Use of Proceeds .................................................   3
  Selling Shareholders ............................................   3
  Plan of Distribution ............................................   4
  Experts .........................................................   4
  Legal Matters ...................................................   4


                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and its rules and regulations. Under the Exchange Act, we must file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The public may inspect and copy such reports, proxy statements, and other information we have filed at:

         Public Reference Room
         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, D.C. 20549-0001

or at the public reference facilities of the regional offices of the Commission at:

         500 West Madison Street
         Suite 1400
         Chicago, Illinois  60661-2511; and

         7 World Trade Center
         Suite 1300
         New York, New York  10048-1397.

You may obtain information on the Public Reference Room's operation by calling the Commission at 1-800-SEC-0330. Upon payment of the fees prescribed in the Commission's rules and regulations, you may also obtain copies of such materials from:

         Public Reference Section
         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, D.C. 20549

In addition, you may access these materials electronically by means of the Commission's home page on the Internet at:

          http://www.sec.gov.

         Our common stock is listed on the Nasdaq National Market, and accordingly you may inspect and copy our reports and other information at:

         Nasdaq Stock Market
         1735 K. Street N.W.
         Washington, D.C. 20006-1504

         We have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and its rules and regulations, a Registration Statement on Form S-3, as it may be amended (the "Registration Statement"), with respect to the Shares offered by this Prospectus. However, this Prospectus does not contain all of the information included in the Registration Statement. Pursuant to the Commission's rules and regulations, we have omitted certain portions of the Registration Statement. Any statements contained in this Prospectus or in any document incorporated by reference into this Prospectus concerning the provisions of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or other document, each such statement being qualified in its entirety by such reference. You may inspect and copy the Registration Statement (and its exhibits) from the Commission at prescribed rates at:

         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington D.C. 20549-0001

You may also access these materials electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                           INFORMATION INCORPORATED BY
                                    REFERENCE

         We incorporate by reference the following documents, which we have previously filed with the Commission pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act :

         (1) Report on Form 10-K (filed April 24, 1998) for the year ended January 31, 1998;

         (2) Quarterly Report on Form 10-Q and 10- Q/A (filed June 12 and June 15, 1998, respectively) for the quarter ended May 2, 1998;

         (3) Quarterly Report on Form 10-Q (filed September 15, 1998) for the quarter ended August 1, 1998;

         (4) Quarterly Report on Form 10-Q (filed November 24, 1998) for the quarter ended October 31, 1998.

         (5) Proxy Statement for the Annual Meeting of Shareholders held on June 3, 1998, (filed on May 5, 1998);

         (6) Proxy Statement (filed September 28, 1998) for the Special Meeting of Shareholders held on October 22, 1998; and

         (7) Preliminary Proxy Statement (filed December 9, 1998) for the Special Meeting of Shareholders held in January, 1999.

         In addition, we incorporate by reference the description of our Common Stock, which is contained in our Form 8-A (Registration No. 0-23760) filed with the Commission pursuant to Section 12 of the Exchange Act, as the same may be updated in any amendment or report filed for the purpose of updating such description.

         All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the Shares by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part of this document from the date it is filed. Any statement incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         We will promptly furnish, without charge, a copy of any and all of the information that we have incorporated by reference in this Prospectus upon the written or oral request of any potential investor to:

         William P. Tait, Secretary
         American Eagle Outfitters, Inc.
         150 Thorn Hill Drive
         Warrendale, Pennsylvania 15086-7528.
         (724)776-4857


                                   THE COMPANY

         American Eagle Outfitters, Inc. is a leading specialty retailer of women's and men's quality casual lifestyle apparel, footwear, outerwear and accessories. Our objective is to completely outfit our core customers with American Eagle Outfitters(R) products, which feature:

-        denim, khakis and skirts;
-        wool and cotton sweaters;
-        casual tops and shirts;
-        footwear;
-        outerwear; and
-        accessories such as belts, socks and bags.

As of November 30, 1998, we operated 386 mall-based stores in 41 states principally in the Midwest, Northeast and Southeast. Our principal offices are located at 150 Thorn Hill Drive, Warrendale, Pennsylvania 15086-7528 and our telephone number is (724) 776-4857.


                                 USE OF PROCEEDS

         The proceeds from the sale of the Shares offered by this Prospectus are solely for the Selling Shareholders' account. Accordingly, we will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.


                              SELLING SHAREHOLDERS

         S.H.D. Investments, Inc., a California limited liability company ("SHD"), purchased 2,250,000 shares, as adjusted for stock splits (the "Purchased Shares"), of our common stock in a private transaction from Sam Forman, the former President of American Eagle, in February, 1995. Mr. Forman acquired the Purchased Shares prior to our initial public offering. In December 1998, SHD redeemed a portion of the interests in the limited liability company then held by the Selling Shareholders and, in connection with such redemption, distributed the Shares to the Selling Shareholders. After the distribution, SHD owns 1,034,375 shares of our Common Stock. Although neither Selling Shareholder is an affiliate of American Eagle, companies controlled by the Selling Shareholders sell goods and products to us on terms and conditions which are customary in the industry. These relationships are described in our Proxy Statement for our Annual Meeting of Shareholders held on June 3, 1998, which is incorporated herein by reference.

         The following table sets forth certain information regarding the beneficial ownership of our Common Stock by each Selling Shareholder on December 10, 1998:

                                  Number of                         Shares                     Number of
                               Shares Before                         Being                    Shares After
                                the Offering(1)                     Offered                   the Offering(1)
                                ---------------                     -------                   ---------------

Paul Guez                          258,700                          250,000                        8,700


The Guez Family Trust              250,000                          250,000                            0
U/D/T December 6, 1996

(1) In each case, the total number of shares owned by each Selling Shareholder under this registration statement is less than 1% of the total outstanding shares both before and after the offering.

                              PLAN OF DISTRIBUTION

         From time to time the Selling Shareholders, or their pledgees, donees, transferees, and other successors in interest, may offer and sell the Shares covered by this Prospectus. The Selling Shareholders will act independently of American Eagle in making decisions with respect to the timing, manner, and size of each sale. To our knowledge, the Selling Shareholders have not entered into any agreement, arrangement, or understanding with any particular brokers or market makers that will participate in the offering.

         The Selling Shareholders may sell Shares in any of the following transactions:

         (i) through broker-dealers;
         (ii) through agents; or
         (iii) directly to one or more purchasers.

Occasionally, the distribution of the Shares by the Selling Shareholders may be effected in one or more transactions in the over-the-counter market, in the Nasdaq National Market, or in privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         In connection with the distribution of the Shares or otherwise, the Selling Shareholders may also:

         (1) Enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered under this Prospectus in the course of hedging the positions they assume with the Selling Shareholders;

         (2) Sell shares short and redeliver the Shares to close out such short positions;

         (3) Enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered under this Prospectus, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus; and

         (4) Loan or pledge the Shares registered under this Prospectus to a broker-dealer, and the broker-dealer may sell the Shares so loaned or, upon a default, the broker-dealer may effect sales of the pledged Shares pursuant to this Prospectus.

         Underwriters, broker-dealers, or agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Shareholders in amounts to be negotiated in connection with each sale of the Shares. Such underwriters, broker-dealers, or agents who participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any profit on the sale of the Shares by them and any commissions, discounts, or concessions received by any such underwriters, broker-dealers, or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offer is made, to the extent required, we will distribute a Prospectus Supplement which will set forth:

-        the aggregate number of Shares being
         offered;

- the terms of the offering, including the name or names of any underwriters, broker-dealers, or agents;

- any commissions, discounts, or concessions and other items constituting compensation from the Selling Shareholders; and

- any commissions, discounts, or concessions allowed or repaid to broker-dealers.

         Certain of the underwriters, broker-dealers, agents, or the Selling Shareholders may have other business relationships with us and our affiliates in the ordinary course of business.

         The Selling Shareholders have agreed to indemnify us and certain other related parties for certain liabilities in connection with the registration of the Shares offered by this Prospectus.

                                     EXPERTS

         The consolidated financial statements of American Eagle Outfitters, Inc. as of January 31, 1998, February 1, 1997, and February 3, 1996 and for the years ended January 31, 1998, February 1, 1997, the six months ended February 3, 1996 and the year ended July 29, 1995, which we have incorporated by reference into this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon in reliance upon such reports given upon such firm's authority as experts in auditing and accounting.

         With respect to the unaudited consolidated financial information of American Eagle for the quarters ended May 2, 1998, August 1, 1998, and October 31, 1998, incorporated by reference into this Prospectus, Ernst & Young have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in American Eagle's Quarterly Reports on Form 10-Q for the quarters ended May 2, 1998, August 1, 1998, and October 31, 1998, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered by this Prospectus has been passed upon for American Eagle by Porter, Wright, Morris & Arthur, Columbus, Ohio.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, if any. All amounts shown are estimates, except the SEC registration fee:

         SEC registration fee ............................. $   7,571
         Printing and engraving fee .......................     2,000*
         Legal fees and expenses ..........................    12,000*
         Accounting fees and expenses .....................     6,500*
         Miscellaneous fees and expenses ..................     1,929*

                Total ..................................... $  30,000
                                                            =========
         *Estimated

All the costs identified above will be paid by the Selling Shareholders.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a) Article Seventh of American Eagle's Certificate of Incorporation provides that American Eagle shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall indemnify against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in Article Seventh.

         Article Seventh expressly states that neither the amendment nor repeal of the By-Laws or the Certificate of Incorporation shall adversely affect any right to indemnification for acts occurring prior to such amendment or repeal. The right of indemnification and advancement of expenses provided by Article Seventh is not exclusive of any other rights of indemnification or advancement of expenses that may be available.

         All indemnification rights in Article Seventh and Article IX of American Eagle's By-Laws are contract rights. If any provision of Article IX is held invalid, illegal or unenforceable, the remaining provisions of Article IX shall not be affected. An indemnitee also may elect, as an alternative to the
Article IX procedures, to follow procedures authorized by applicable corporate law or statute. Article IX sets forth specific procedures for the advancement of expenses and for the determination of entitlement to indemnification.

         Advancement of expenses are to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances provided that the claimant delivers an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified. To obtain indemnification, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine and to what extent the claimant is entitled to indemnification. In the event the determination of entitlement is to be made by Independent Counsel as set forth in the Certificate of Incorporation, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination. If a claim has not been paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time bring suit against the Corporation to recover the unpaid amount and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.

         If a determination shall be made that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article IX that the procedures and presumptions of the By-Laws are not valid, binding, and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of the By-Laws.

         (b) Under Section 145 of the Delaware Law, indemnification of any person who is or was a party or threatened to be made so in any action by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving as such of another corporation of other enterprise at the request of the corporation is permitted against expenses, fines and amounts paid in settlement actually and reasonably incurred by him in such proceeding where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made (unless ordered by a court) by majority vote of the disinterested directors, by independent legal counsel, or by the stockholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         (c) Under Section 145 of the Delaware Law and Article IX of the By-Laws, American Eagle may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while serving in such capacity, is or was at the request of American Eagle, a director, officer, employee or agent of another corporation or other enterprise, against liability asserted against or incurred by such person in any such capacity whether or not American Eagle would have the power to provide indemnity under Section 145 or the By-Laws. American Eagle has obtained insurance which, subject to certain exceptions, insures the directors and officers of the Corporation and its subsidiaries.

         (d) American Eagle has succeeded to indemnification contracts entered into by American Eagle Outfitters, Inc., an Ohio corporation with its directors and certain officers which provide that such directors and officers will be indemnified to the fullest extent provided by Section 145 of the Delaware Law (or such other future statutory provision authorizing or permitting indemnification) against all expenses (including attorneys' fees), judgments, fines and settlement amounts, actually and reasonably paid or incurred by them in any action or proceeding, including any action by or in the right of American Eagle, by reason of the fact that they were a director, officer, employee or agent of American Eagle, or were serving at the request of American Eagle as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         No indemnity will be provided under such indemnification contracts (i) except to the extent that the aggregate losses to be indemnified pursuant thereto exceed the amount for which the indemnitee is indemnified pursuant to any directors and officers liability insurance purchased and maintained by American Eagle; (ii) in respect to remuneration paid to an indemnitee if it shall be determined by a final judgment that such remuneration was in violation of law; (iii) on account of any suit in which judgment is rendered against an indemnitee for an accounting of profits made from the purchase or sale by indemnitee of securities of American Eagle pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iv) on account of the indemnitee's act or omission being finally adjudged to have been not in good faith or involving intentional misconduct or a knowing violation of law; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         (e) Article Seventh of American Eagle's Certificate of Incorporation provides that a director of American Eagle shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to American Eagle or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived any improper personal benefit.

         The above discussion of American Eagle's By-Laws, Certificate of Incorporation, indemnification agreements, and of Section 145 of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such By-Laws, Certificate of Incorporation and statutes.


ITEM 16.          EXHIBITS.

      EXHIBIT                                                 EXHIBIT
      NUMBER                                                DESCRIPTION
      ------                                                -----------

         5        *        Opinion of Porter, Wright, Morris & Arthur regarding legality.

       23(a)               Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5).

       23(b)      *        Consent of Ernst & Young LLP.

        24        *        Powers of Attorney.

        99        *        Registration Agreement between the Registrant and American Eagle Outfitters, Inc.
                           dated December 4, 1998.


----------------------------------

     *      Filed with this report.


ITEM 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes: (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbus, State of Ohio, on this 11th day of December, 1998.

                                          AMERICAN EAGLE OUTFITTERS, INC.


                                          By:  /s/George Kolber
                                              ----------------------------------
                                              George Kolber, Vice Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and the dates indicated below:

                Signature                              Title                               Date
                ---------                              -----                               ----

*Jay L. Schottenstein                    Chairman and Chief Executive                   December 11, 1998
--------------------------------         Officer (Principal Executive Officer)
Jay L. Schottenstein

*Saul Schottenstein                      Vice Chairman and Director                     December 11, 1998
--------------------------------
Saul Schottenstein

/s/George Kolber                         Vice Chairman, Chief Operating                 December 11, 1998
--------------------------------         Officer and Director
George Kolber

                Signature                              Title                               Date
                ---------                              -----                               ----

*Laura A. Weil                           Executive Vice President and Chief             December 11, 1998
--------------------------------         Financial Officer (Principal Financial
Laura A. Weil                            Officer)

*Dale E. Clifton                         Vice President, Controller and Chief           December 11, 1998
--------------------------------         Accounting Officer
Dale E. Clifton

*Martin P. Doolan                        Director                                       December 11, 1998
--------------------------------
Martin P. Doolan

*Thomas R. Ketteler                      Director                                       December 11, 1998
--------------------------------
Thomas R. Ketteler

*David W. Thompson                       Director                                       December 11, 1998
--------------------------------
David W. Thompson

*John L. Marakas                         Director                                       December 11, 1998
--------------------------------
John L. Marakas

*Gilbert W. Harrison                     Director                                       December 11, 1998
--------------------------------
Gilbert W. Harrison

*Ari Deshe                               Director                                       December 11, 1998
--------------------------------
Ari Deshe

*Jon P. Diamond                          Director                                       December 11, 1998
--------------------------------
Jon P. Diamond

*Michael G. Jesselson                    Director                                       December 11, 1998
--------------------------------
Michael G. Jesselson

*Gerald E. Wedren                        Director                                       December 11, 1998
--------------------------------
Gerald E. Wedren




*By: /s/George Kolber
     --------------------------------
     George Kolber, Attorney-in-fact
     for each person indicated